Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

Psyence Biomedical Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered (1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares	457	(c)	50,575,028	(2)	$0.51	(3)	$25,793,264.28	0.00014760	$3,807.09	(4)

Fees Previously Paid	-	-	-		-		-		-	-
Carry Forward Securities
Carry Forward Securities	-	-	-		-				-				-	-	-	-
	Total Offering Amounts										$3,807.09
	Total Fees Previously Paid										0
	Total Fee Offsets										-
	Net Fee Due										$3,807.09

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents the sum of (i) up to an aggregate of up to 50,375,000 common shares, no par value (the “Common Shares”) of Psyence Biomedical Ltd., a corporation organized under the laws of Ontario, Canada (the “Company”), issuable by the Company to White Lion Capital, LLC (“White Lion”), (ii) 3,000 Common Shares issued to Donohoe Advisory Associates LLC in full and final settlement of accrued service and advisory fees, (iii) 25,000 Common Shares issued to Outside The Box Capital Inc. in respect of past service delivery and (iv) an additional 172,028 Common Shares issued to Outside The Box Capital Inc. in respect of past service delivery.
(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock on The Nasdaq Stock Market LLC on August 15, 2024 ($0.51 per share), in accordance with Rule 457(c) of the Securities Act.
(4)	Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00014760.